UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. __)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Kingston Mines Ltd.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Kingston Mines Ltd.
(a Nevada corporation)

INFORMATION STATEMENT

Date first mailed to stockholders: _____________, 2008

3960 Howard Hughes Parkway- 5th Floor
Las Vegas, Nevada 89169
(Principal Executive Offices)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1. Information Required by Items of Schedule 14A

Introduction

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of Kingston Mines Ltd. (the “Company”) in connection with the approval by the sole director of the Company, and the written consent of the holder of a majority of the Company’s outstanding shares of common stock, of the following resolutions:

Amend Article 1 of the Company’s Articles of Incorporation by changing the Company’s name from “Kingston Mines Ltd.” to “Laureate Resources & Steel Industries Inc.” (the “Amendment”).

The Amendment is described in greater detail below.

Approval of the Resolution

Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On April 9, 2008, the sole director of the Company approved and recommended the Amendment. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of April 9, 2008 will have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has obtained all necessary corporate approvals in connection with the Amendment and your consent is not required and is not being solicited in connection with the approval of the Amendment. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated _____, 2008 and is first being mailed to stockholders on or about _____, 2008. Only stockholders of record at the close of business on _____, 2008 are entitled to receive this Information Statement.

Effective Date

The Amendment will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the sole director, in its sole discretion. The Amendment will become effective through the filing of a Certificate of Amendment with the Secretary of State of Nevada.

Dissenter's Rights of Appraisal

Neither the Articles of Incorporation and Bylaws of the Company nor the Nevada Revised Statutes provide for dissenters' rights of appraisal in connection with the Amendment.

Stock Certificates

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the Amendment with our Transfer Agent. Upon receipt of an existing stock certificate, Transfer Online Inc. (the “Transfer Agent”), of 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204, Telephone number: (503) 227-2950, will issue to the stockholder a new certificate representing the new name of the Company.

The certificates representing shares of new common stock will contain the same restrictive legend as is on the shares of existing common stock in exchange for which the new shares are being issued.

Reasons for Amendment to the Certificate of Incorporation

On February 6, 2008, Thomas Mills, the controlling shareholder of the Company sold 5,000,000 shares of the Company's common stock to Rudana Investment Group AG. Rudana Investment Group AG now owns 73.9% of the Company's 6,761,950 issued and outstanding shares.

In connection with the change in control, the Company’s Board of Directors intends to explore new business operations and has chosen a new name to reflect such operations.

Voting Securities and Principal Holders Thereof

Voting Securities

As of the close of business on April 9, 2008, 6,761,950 shares of the Company’s common stock were issued and outstanding. Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the close of business on April 9, 2008, the total number of shares owned beneficially by our directors, officers and key employees, and any person (including any group) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to their shares.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Rudana Investment Group AG (1) Bahnhofstrasse 23, CH - 6301 Zug, Switzerland	5,000,000	73.9%
Dr. Augustine Fou (2) c/o Kingston Mines Ltd. 3960 Howard Hughes Parkway- 5th Floor Las Vegas, Nevada 89169	0	0
Thomas Mills (3) c/o Kingston Mines Ltd. 3960 Howard Hughes Parkway- 5th Floor Las Vegas, Nevada 89169	0	0
Gerald Sullivan (4) c/o Kingston Mines Ltd. 3960 Howard Hughes Parkway- 5th Floor Las Vegas, Nevada 89169	0	0
Barbara Salz (5) c/o Kingston Mines Ltd. 3960 Howard Hughes Parkway- 5th Floor Las Vegas, Nevada 89169	0	0

(1) Five Percent Shareholder.

(2) Dr. Augustine Fou has not yet commenced his service as a member of the Board. Dr. Fou’s appointment will become effective ten (10) days after April 18, 2008, the date a Schedule 14f-1 regarding his appointment was disseminated to the Company’s shareholders.

(3) Director.

(4) Chief Financial Officer, Interim President and Chief Executive Officer.

(5) Corporate Secretary.

Changes in Control

On February 6, 2008, a change in control of the Company occurred. Pursuant to the Securities Purchase and Sale Agreement, Rudana Investment Group AG paid $130,000 to acquire 5,000,000 shares of the Company’s common stock from Mr. Mills. Rudana Investment Group AG now owns 73.9% of the Company’s issued and outstanding shares. The address of Rudana Investment Group AG is Bahnhofstrasse 23, CH - 6301 Zug, Switzerland. The source of funds used by Rudana Investment Group AG to acquire these 5,000,000 shares was Rudana Investment Group AG’s working capital. The Securities Purchase and Sale Agreement did not require a vote of the Company's shareholders. The Company was not a party to the Securities Purchase and Sale Agreement.

To the knowledge of management, there are no present arrangements or pledges of securities of our company which may result in a change in control of our company.

Directors, Executive Officers, Promoters and Control Persons

Our directors serve until their successors are elected and qualified. Our officers are elected by the Board to a term of one (1) year and serve until their successors are duly elected and qualified, or until they are removed from office. The Board has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and director are set forth below:

Name and Address	Age	Position(s)
Dr. Augustine Fou (1) c/o Kingston Mines Ltd. 3960 Howard Hughes Parkway- 5th Floor Las Vegas, Nevada 89169	36	Director
Thomas Mills c/o Kingston Mines Ltd. 3960 Howard Hughes Parkway- 5th Floor Las Vegas, Nevada 89169	40	Director
Gerald Sullivan c/o Kingston Mines Ltd. 3960 Howard Hughes Parkway- 5th Floor Las Vegas, Nevada 89169	47	Chief Financial Officer, Interim President and Chief Executive Officer
Barbara Salz c/o Kingston Mines Ltd. 3960 Howard Hughes Parkway- 5th Floor Las Vegas, Nevada 89169	57	Corporate Secretary

(1) Dr. Augustine Fou has not yet commenced his service as a member of the Board. Dr. Fou’s appointment will become effective ten (10) days after April 18, 2008, the date a Schedule 14f-1 regarding his appointment was disseminated to the Company’s shareholders.

Item 2. Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

None of the Company’s current or former officers or directors, or at the date hereof, own any securities of the Company, and none have any financial interest in the Amendment described herein.

Item 4. Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5. Delivery of documents to security holders sharing an address

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.  The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."
April 18, 2008

By Order of the Board of Directors

/s/ Gerald Sullivan
Name:	Gerald Sullivan
Title:	Chief Financial Officer, Interim President and Chief Executive Officer